Exhibit 1.01 to Form SD

Church & Dwight Co., Inc.

Conflict Minerals Report for the Reporting Period from January 1, 2022 to December 31, 2022

This Conflict Minerals Report (this “Report”) of Church & Dwight Co., Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2022 to December 31, 2022.

The Rule requires disclosure of certain information when a company manufactures, or contracts to manufacture, products and any of the minerals specified in the Rule are necessary to the functionality or production of such products. The specified minerals, which the Company collectively refers to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite and certain of their derivatives. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain Conflict Minerals are necessary to the functionality or production of products that the Company contracts to manufacture.

This Report contains forward-looking statements that are made based on known events and circumstances at the time of this Report. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the U.S. federal securities laws.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; and (ii) that were contracted to be manufactured by the Company during calendar year 2022.

These products, which are referred to in this Report collectively as the “Covered Products,” were identified by the Company’s internal global operations team, with input from the relevant component material vendors and contract manufacturers (collectively, “Suppliers”). The Covered Products identified are the following:

•	Battery-operated toothbrushes

•	Pregnancy test kits

•	Ovulation test kits

•	Vibrators

•	Water flossers

•	Flawless® products

Approximately 11.1% of the Company’s consolidated net sales in 2022 were derived from the sale of Covered Products.

The Company’s RCOI and Due Diligence Process

The Company has in good faith conducted a reasonable country of origin inquiry regarding the Conflict Minerals. This country of origin inquiry was designed to determine whether any of the Conflict Minerals used in the Covered Products may have originated in the Covered Countries and/or whether any of such Conflict Minerals may be from recycled or scrap sources. The Company determined that certain of the Conflict Minerals used in the Covered Products may have originated in the Covered Countries. Accordingly, the Company also performed due diligence on the source and chain of custody of such Conflict Minerals. The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The Company’s due diligence process was led by the Company’s Law Department with input from representatives of the Company’s global operations, who provided subject matter expertise and managed the relationships with the Suppliers of the Covered Products.

The Company has adopted a Conflict Minerals Policy supplementing its previously existing policies regarding social responsibility. A copy of the Company’s Conflict Minerals Policy is publicly available at: https://churchdwight.com/responsibility/conflict-minerals-policy.aspx.

In addition, the Company has taken steps across its entire supply chain to support conflict free sourcing of Conflict Minerals. For example, the Company’s form purchasing terms and conditions include a representation and warranty that the products supplied do not contain any Conflict Minerals sourced from any of the Covered Countries and a requirement that the Company be alerted should such representation change. The Company remains committed to ensuring that it is not sourcing Conflict Minerals that fund armed groups in the Covered Countries, and it expects all its suppliers to respect internationally recognized human rights, comply with all applicable laws and conduct their business ethically and responsibly. Any supplier found to be in violation is subject to corrective action potentially including termination of its business relationship with the Company.

As a “downstream company” in the metals supply chain, the Company is many tiers removed from smelters and refiners that process the metals found in its final products, and there may be many intervening third parties between the original sources of Conflict Minerals and the Company. The Company does not manufacture any of the Covered Products it sells, nor does it purchase Conflict Minerals directly from mines, smelters or refiners, so it must therefore rely on its immediate suppliers, with which it has business relationships, to provide information regarding the sourcing, including country of origin, of necessary Conflict Minerals in its products.

Accordingly, after having identified the relevant products, the Company, consistent with the OECD Guidance, requested that the Suppliers provide certifications (“Certifications”) confirming in writing that, either (i) the products did not contain Conflict Minerals or, (ii) if present in the product, such Conflict Minerals either (a) came from recycled or scrap sources, or (b) did not originate in the Covered Countries. The Company in turn, relied on its contract manufacturers to solicit responses from its sub-tier suppliers.

The Certifications received were reviewed for completeness and consistency of answers, and the Suppliers were required to provide corrections and clarifications where needed. For those Suppliers that provided incomplete information, or if further information was needed from a Supplier (for example, if the information received appeared incorrect), the Company requested further information/detail from such Suppliers. For those Suppliers that did not respond to the initial inquiry, the Company sent follow-up inquires to solicit their responses. In addition, the Company supplemented the responses received with information derived from alternate sources, including, but not limited to, e-mail communications and publicly available disclosures.

As of May 18, 2023, of the nineteen (19) Suppliers from which Certifications were requested:

•	Sixteen (16) Suppliers responded that either the products supplied did not contain Conflict Minerals or the Conflict Minerals did not originate in one of the Covered Countries;

•

One (1) Supplier ( “Reporting Supplier 1”) has publicly indicated that the products it supplies contained Conflict Minerals sourced from the Covered Countries (and not 100% from scrap or recycled sources); and

•	Two (2) Suppliers did not respond and/or did not provide sufficient information to properly report despite repeated requests.

Reporting Supplier 1, itself an SEC reporting company subject to the Rule, completed a Responsible Minerals Initiative’s Conflict Minerals Reporting Template (CMRT) version 6.22 at the company level. The completed CMRT indicated that the Reporting Supplier was able to identify 100% of the smelters that it and its sub-tier suppliers used to manufacture all of Reporting Supplier 1’s products (including those not supplied to the Company). The specific smelters identified by Reporting Supplier 1 are set forth on Annex I attached hereto.

Our Due Diligence Process

The Company expects to continue to engage with its Suppliers to obtain current, accurate and complete information about their supply chain, including with respect to sub-tier suppliers, and to evaluate the Company’s due diligence measures to identify more efficient and effective means to obtain current, accurate and complete information about its supply chain. The Company will continue to refine its internal system as necessary to maintain and retrieve data from Suppliers regarding the products they supply. Further, the Company continues to review its contracts with its Suppliers to ensure they contain a representation that the products supplied do not contain any Conflict Minerals sourced from any of the Covered Countries (and a covenant that the Company be alerted should such representation change). The Company intends to follow up with Suppliers that have not responded to its inquiries in a timely manner (with more frequent inquiries and reminders to such Suppliers of their contractual obligations to respond timely to such inquirers) and consider further action under its policy.

Annex I

Smelters Identified by Reporting Supplier 1

Smelter ID	Metal	Smelter Name	Smelter Country
CID000015	Gold	Advanced Chemical Company	United States Of America

CID000019	Gold	Aida Chemical Industries Co., Ltd.	Japan

CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany

CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

CID000077	Gold	Argor-Heraeus S.A.	Switzerland

CID000082	Gold	Asahi Pretec Corp.	Japan

CID000090	Gold	Asaka Riken Co., Ltd.	Japan

CID000113	Gold	Aurubis AG	Germany

CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

CID000157	Gold	Boliden AB	Sweden

CID000176	Gold	C. Hafner GmbH + Co. KG	Germany

CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Canada

CID000189	Gold	Cendres + Metaux S.A.	Switzerland

CID000233	Gold	Chimet S.p.A.	Italy

CID000264	Gold	Chugai Mining	Japan

CID000359	Gold	DSC (Do Sung Corporation)	Korea, Republic Of

CID000401	Gold	Dowa	Japan

CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

CID000689	Gold	LT Metal Ltd.	Korea, Republic Of

CID000694	Gold	Heimerle + Meule GmbH	Germany

CID000707	Gold	Heraeus Metals Hong Kong Ltd.	China

CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany

CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Japan

CID000814	Gold	Istanbul Gold Refinery	Turkey

CID000823	Gold	Japan Mint	Japan

CID000855	Gold	Jiangxi Copper Co., Ltd.	China

Smelter ID	Metal	Smelter Name	Smelter Country
CID000920	Gold	Asahi Refining USA Inc.	United States Of America

CID000924	Gold	Asahi Refining Canada Ltd.	Canada

CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

CID000957	Gold	Kazzinc	Kazakhstan

CID000969	Gold	Kennecott Utah Copper LLC	United States Of America

CID000981	Gold	Kojima Chemicals Co., Ltd.	Japan

CID001078	Gold	LS-NIKKO Copper Inc.	Korea, Republic Of

CID001113	Gold	Materion	United States Of America

CID001119	Gold	Matsuda Sangyo Co., Ltd.	Japan

CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	China

CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	China

CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

CID001153	Gold	Metalor Technologies S.A.	Switzerland

CID001157	Gold	Metalor USA Refining Corporation	United States Of America

CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

CID001188	Gold	Mitsubishi Materials Corporation	Japan

CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

CID001236	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

CID001259	Gold	Nihon Material Co., Ltd.	Japan

CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

CID001352	Gold	PAMP S.A.	Switzerland

CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

CID001498	Gold	PX Precinox S.A.	Switzerland

CID001512	Gold	Rand Refinery (Pty) Ltd.	South Africa

CID001534	Gold	Royal Canadian Mint	Canada

CID001555	Gold	Samduck Precious Metals	Korea, Republic Of

CID001585	Gold	SEMPSA Joyeria Plateria S.A.	Spain

CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Smelter ID	Metal	Smelter Name	Smelter Country
CID001761	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China

CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Japan

CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China

CID001938	Gold	Tokuriki Honten Co., Ltd.	Japan

CID001955	Gold	Torecom	Korea, Republic Of

CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

CID001993	Gold	United Precious Metal Refining, Inc.	United States Of America

CID002003	Gold	Valcambi S.A.	Switzerland

CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	Australia

CID002100	Gold	Yamakin Co., Ltd.	Japan

CID002129	Gold	Yokohama Metal Co., Ltd.	Japan

CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

CID002290	Gold	SAFINA A.S.	Czechia

CID002314	Gold	Umicore Precious Metals Thailand	Thailand

CID002459	Gold	Geib Refining Corporation	United States Of America

CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	India

CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

CID002516	Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China

CID002560	Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

CID002561	Gold	Emirates Gold DMCC	United Arab Emirates

CID002580	Gold	T.C.A S.p.A	Italy

CID002582	Gold	REMONDIS PMR B.V.	Netherlands

CID002605	Gold	Korea Zinc Co., Ltd.	Korea, Republic Of

CID002615	Gold	TOO Tau-Ken-Altyn	Kazakhstan

CID002761	Gold	SAAMP	France

CID002762	Gold	L’Orfebre S.A.	Andorra

CID002763	Gold	8853 S.p.A.	Italy

Smelter ID	Metal	Smelter Name	Smelter Country
CID002765	Gold	Italpreziosi	Italy

CID002778	Gold	WIELAND Edelmetalle GmbH	Germany

CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

CID002863	Gold	Bangalore Refinery	India

CID002918	Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of

CID002919	Gold	Planta Recuperadora de Metales SpA	Chile

CID002973	Gold	Safimet S.p.A	Italy

CID003189	Gold	NH Recytech Company	Korea, Republic Of

CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	Japan

CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	Japan

CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	South Africa

CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

CID000460	Tantalum	F&X Electro-Materials Ltd.	China

CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China

CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	China

CID001076	Tantalum	LSM Brasil S.A.	Brazil

CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	India

CID001175	Tantalum	Mineracao Taboca S.A.	Brazil

CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

CID001200	Tantalum	NPM Silmet AS	Estonia

CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

CID001508	Tantalum	QuantumClean	United States Of America

CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

CID001869	Tantalum	Taki Chemical Co., Ltd.	Japan

CID001891	Tantalum	Telex Metals	United States Of America

CID001969	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

CID002504	Tantalum	D Block Metals, LLC	United States Of America

Smelter ID	Metal	Smelter Name	Smelter Country
CID002505	Tantalum	FIR Metals & Resource Ltd.	China

CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

CID002539	Tantalum	KEMET Blue Metals	Mexico

CID002544	Tantalum	H.C. Starck Co., Ltd.	Thailand

CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany

CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	Germany

CID002548	Tantalum	H.C. Starck Inc.	United States Of America

CID002549	Tantalum	H.C. Starck Ltd.	Japan

CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany

CID002557	Tantalum	Global Advanced Metals Boyertown	United States Of America

CID002558	Tantalum	Global Advanced Metals Aizu	Japan

CID002707	Tantalum	Resind Industria e Comercio Ltda.	Brazil

CID002842	Tantalum	Jiangxi Tuohong New Raw Material	China

CID003583	Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China

CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

CID000292	Tin	Alpha	United States Of America

CID000309	Tin	Smelter Not Listed	Indonesia

CID000402	Tin	Dowa	Japan

CID000438	Tin	EM Vinto	Bolivia (Plurinational State Of)

CID000448	Tin	Estanho de Rondonia S.A.	Brazil

CID000468	Tin	Fenix Metals	Poland

CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

CID001070	Tin	China Tin Group Co., Ltd.	China

CID001105	Tin	Malaysia Smelting Corporation (MSC)	Malaysia

CID001142	Tin	Metallic Resources, Inc.	United States Of America

CID001173	Tin	Mineracao Taboca S.A.	Brazil

Smelter ID	Metal	Smelter Name	Smelter Country
CID001182	Tin	Minsur	Peru

CID001191	Tin	Mitsubishi Materials Corporation	Japan

CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	China

CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

CID001337	Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)

CID001399	Tin	PT Artha Cipta Langgeng	Indonesia

CID001402	Tin	Smelter Not Listed	Indonesia

CID001406	Tin	PT Babel Surya Alam Lestari	Indonesia

CID001428	Tin	Smelter Not Listed	Indonesia

CID001453	Tin	PT Mitra Stania Prima	Indonesia

CID001458	Tin	PT Prima Timah Utama	Indonesia

CID001460	Tin	PT Refined Bangka Tin	Indonesia

CID001463	Tin	Smelter Not Listed	Indonesia

CID001468	Tin	PT Stanindo Inti Perkasa	Indonesia

CID001477	Tin	PT Timah Tbk Kundur	Indonesia

CID001482	Tin	PT Timah Tbk Mentok	Indonesia

CID001486	Tin	PT Timah Nusantara	Indonesia

CID001490	Tin	PT Tinindo Inter Nusa	Indonesia

CID001539	Tin	Rui Da Hung	Taiwan, Province Of China

CID001898	Tin	Thaisarco	Thailand

CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

CID002180	Tin	Yunnan Tin Company Limited	China

CID002455	Tin	CV Venus Inti Perkasa	Indonesia

CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

CID002503	Tin	PT ATD Makmur Mandiri Jaya	Indonesia

CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Philippines

CID002696	Tin	Smelter Not Listed	Indonesia

CID002706	Tin	Resind Industria e Comercio Ltda.	Brazil

CID002773	Tin	Metallo Belgium N.V.	Belgium

Smelter ID	Metal	Smelter Name	Smelter Country
CID002774	Tin	Metallo Spain S.L.U.	Spain

CID002816	Tin	Smelter Not Listed	Indonesia

CID002835	Tin	PT Menara Cipta Mulia	Indonesia

CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China

CID003205	Tin	PT Bangka Serumpun	Indonesia

CID003325	Tin	Tin Technology & Refining	United States Of America

CID003381	Tin	PT Rajawali Rimba Perkasa	Indonesia

CID003387	Tin	Luna Smelter, Ltd.	Rwanda

CID003449	Tin	PT Mitra Sukses Globalindo	Indonesia

CID003524	Tin	CRM Synergies	Spain

CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

CID003868	Tin	Smelter Not Listed	Indonesia

CID000004	Tungsten	A.L.M.T. Corp.	Japan

CID000105	Tungsten	Kennametal Huntsville	United States Of America

CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

CID000568	Tungsten	Global Tungsten & Powders Corp.	United States Of America

CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

CID000825	Tungsten	Japan New Metals Co., Ltd.	Japan

CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

CID000966	Tungsten	Kennametal Fallon	United States Of America

CID002044	Tungsten	Wolfram Bergbau und Hutten AG	Austria

CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	China

CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Smelter ID	Metal	Smelter Name	Smelter Country
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam

CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

CID002541	Tungsten	H.C. Starck Tungsten GmbH	Germany

CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany

CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam

CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

CID002589	Tungsten	Niagara Refining LLC	United States Of America

CID002641	Tungsten	China Molybdenum Co., Ltd.	China

CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

CID002833	Tungsten	ACL Metais Eireli	Brazil

CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China

CID003407	Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China

CID003468	Tungsten	Cronimet Brasil Ltda	Brazil